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                                                                    EXHIBIT 10.9

                         FIRST MODIFICATION OF SECOND
                     AMENDED AND RESTATED CREDIT AGREEMENT


        THIS MODIFICATION is made and entered into as of this 18th day of November, 1997, among MEDAPHIS CORPORATION, a Delaware corporation (hereinafter referred to as the "Borrower"), the banks and other lending institutions listed on Annex I attached to the Credit Agreement described below (collectively, the "Lenders"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, acting in its capacity as the Agent for the Lenders pursuant to Article X of such Credit Agreement (the "Agent").

                               STATEMENT OF FACTS


        Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of February 4, 1997, among Borrower, the Lenders signatory thereto and the Agent (the "Credit Agreement"), such Lenders agreed to provide Borrower with certain credit facilities on the terms and conditions set forth in the Credit Agreement (all capitalized terms used in this Modification which are not otherwise expressly defined herein shall have the respective meanings given such terms in the Credit Agreement).

        Pursuant to letter agreements dated September 18, 1997 and October 24, 1997 entered into among the Lenders, the Agent and the Borrower (collectively, the "Waiver Letters"), the Lenders and the Agent granted certain waivers to the Borrower subject to the requirement that, among other things, the Borrower terminate the Revolving Loan Commitments and pay all outstanding Obligations (subject to certain exceptions as stated therein) by January 31, 1998.

     The parties are entering into this Modification in order to make certain modifications of the Credit Agreement, to waive the refinancing deadline referred to in the immediately preceding paragraph, and to set forth certain other waivers and agreements relating to the Credit Agreement, all in accordance with and subject to the terms and conditions hereinafter set forth in this Modification.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth, as well as for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Lenders and the Agent do hereby agree as follows:













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                              STATEMENT OF TERMS

         SECTION 1.  WAIVERS OF REFINANCING DEADLINE AND CERTAIN OTHER MATTERS.

         (A) Subject to the terms and conditions of this Modification (including without limitation the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth in Section 3 below), the Lenders and the Agent do hereby waive the requirement in the Waiver Letters that the Borrower cause all of the Lenders' Revolving Loan Commitments to be terminated and all Obligations owed to all Lenders for the payment of money (other than (x) indemnity obligations not yet due and payable and (y) Cash Management Services Obligations) to be paid in full by January 31, 1998; provided, however, that this waiver relates solely to such refinancing deadline and nothing in this Section 1(A) is intended, or shall be construed, to constitute a waiver of or a consent to any departure from any of the other provisions of the Waiver Letters.

         (B) Subject to the terms and conditions of this Modification (including without limitation the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth in Section 3 below), the Lenders and the Agent do hereby waive any breach of the Borrower's representations and warranties in Section 6.02 of the Credit Agreement and the last unnumbered paragraph of Section 5.02 of the Credit Agreement and any breaches of Borrower's covenants in Section 7.01(a), 7.01(b), 7.01(c) and 7.03 of the Credit Agreement (and any resultant failure on Borrower's part to satisfy the conditions specified in Section 5.02 of the Credit Agreement and any resultant Defaults or Events of Default) solely to the extent any such representation, warranty and covenant breaches (and resultant failure or Default or Event of Default) result from any restatement of Borrower's consolidated financial statements for each or any of its fiscal years ending December 31, 1994, December 31, 1995 and December 31, 1996 and its two fiscal quarters ending June 30, 1997 but only so long as any downward restatement of Borrower's consolidated revenues for its fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 and its two (2) fiscal quarters ending June 30, 1997 does not exceed $41,000,000 in total for all of the above-referenced periods (of which no more than $5,000,000 of any such restatement may relate to downward adjustments of results for the 2-quarter period ending June 30, 1997), and the Lenders and the Agent hereby further confirm that any such restatement and the commencement of any investigation, legal action or proceeding before or by any court or governmental or regulatory authority as a result thereof will not result in a Material Adverse Effect; provided, however, that (i) the aforesaid waiver relates solely to the specific provisions, restatement and time periods described above and nothing in this
Section 1(b) is intended, or shall be construed, to constitute a waiver of or a consent to a departure from any other provisions of the Credit Agreement; and
(ii) the aforesaid confirmation relates solely to the specific restatement described above and the commencement of the aforesaid investigations, legal actions or proceedings and nothing in this Section 1(B) is intended, or shall be construed, to constitute the confirmation or agreement by any Lender or the Agent that any other event that is or may be a direct or indirect result of such restatement or that any subsequent development in

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any such investigation, legal action or proceedings (including without limitation any adverse outcome therein) will not result in a Material Adverse Effect.

         (c) Also subject to the terms and conditions of this Modification (including without limitation the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth in Section 3 below), the Lenders and the Agent do hereby waive any breach of Borrower's covenants in Sections 7.01(c), 7.01(d) and 7.01(e) of the Credit Agreement (and any resultant failure on Borrower's part to satisfy the conditions specified in
Section 5.02 of the Credit Agreement and any resultant Defaults or Events of Default) solely to the extent any such covenant breach (and resultant failure or Default or Event of Default) results from any withdrawal by Deloitte &
Touche of its opinions or reports on or certifications of the Borrower's annual financial statements for its fiscal years ending December 31, 1994, December 31, 1995 and December 31, 1996, and the Lenders and the Agent hereby confirm that any such withdrawal or the commencement of any investigation, legal action or proceeding before or by any court or governmental or regulatory authority as a result of such withdrawal will not result in a Material Adverse Effect; provided, however, that (i) the aforesaid waiver relates solely to the specific withdrawals described above and nothing in this Section 1(C) is intended, or shall be construed, to constitute a waiver of or a consent to any departure from any other provisions of the Credit Agreement; and (ii) the aforesaid confirmation also relates solely to the specific events described above and nothing in this Section 1(C) is intended, or shall be construed, to constitute the confirmation or agreement by any Lender or the Agent that any other event which is or may be a direct or indirect result of any such withdrawal, commencement, a suspension or delisting or that any subsequent development in any such investigation, legal action or proceeding (including without limitation any adverse outcome therein) will not result in a Material Adverse Effect.

         SECTION 2. MODIFICATIONS OF THE CREDIT AGREEMENT. Subject to the terms and conditions of this Modification (including without limitation the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth in Section 3 below), the Borrower, the Lenders and the Agent hereby agree to modify the Credit Agrement in the following respects:

         (A) Section 1.01 of the Credit Agreement shall be amended by adding the following new definition:


         "First Modification" shall mean the First Modification of Second Amended and Restated Credit Agreement, dated as of November 18, 1997, among Borrower, the Lenders and the Agent.

         (B) Section 1.01 of the Credit Agrement shall be further amended by deleting the definition therein of the term "Consolidated EBIT" and by substituting in lieu thereof the following new definition of such term:


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              "Consolidated EBIT" shall mean, for any fiscal period of the
       Borrower, an amount equal to the sum of the Consolidated Net Income
       (Loss) plus, to the extent subtracted in determining such Consolidated Net Income (Loss) and without duplication, (i) provisions for taxes based on income, (ii) Consolidated Interest Expense (including any portion of such expenses attributable to the discontinued operations), (iii) restructuring charges, option-related charges and litigation settlement charges taken by Borrower in its fiscal quarters ending June 30, 1997, September 30, 1997 and December 31, 1997 (of which up to $12,000,000 in total may be related to cash expenditures made in its fiscal year ending December 31, 1997 and its two fiscal quarters ending June 30, 1998), (iv) solely for purposes of computing Consolidated EBITDA for Borrower's fiscal year ending December 31, 1997, any additional non-cash charges in its fiscal quarter ending September 30, 1997 in an amount not to exceed $19,500,000, and (v) the non-cash accounting treatments for or amortization of any original issue discount arising as a result of the Warrants or any shares of Borrower's stock issued thereunder.

              (C) Section 1.01 of the Credit Agreement shall be further amended by deleting the last sentence of the definition of the term "Consolidated EBITDA" therein.

              (D)    The Credit Agreement shall be further amended by deleting
Section 2.06(a) thereof in its entirety.

              (E) Section 7.01(c) of the Credit Agreement shall be amended by adding the following new clause at the end thereof:

              , and, if required to be restated, on or before January 31, 1998, Borrower shall deliver to the Lenders and the Agent its restated annual financial statements for its fiscal years ended December 31, 1995 and December 31, 1996 audited in accordance with generally accepted auditing standards together with the Borrower's independent public accountant's reports on such financial statements;

              (F) Section 7.09 of the Credit Agreement shall be deleted in its entirety and the following new Section 7.09 substituted in lieu thereof:

              SECTION 7.09. FINANCIAL COVENANTS. Borrower shall comply with the following financial covenants:

              (a) Minimum Consolidated EBITDA. Borrower's Consolidated EBITDA for each period shown below shall not be less that the amount shown below for such period.

                                                 Minimum
                     Period               Consolidated EBITDA
                     ------               -------------------
        Fiscal year ending December 31,

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               1997                                    $50,000,000
               Fiscal quarter ending March 31, 1998     10,000,000;

          (b) Maximum Funded Debt Ratio. Borrower's Funded Debt Ratio for its fiscal quarter ending March 31, 1998 shall not exceed 3.5:1.0;

          (c) Minimum Fixed Charge Coverage Ratio. Borrower's Fixed Charge Coverage Ratio for its fiscal quarter ending March 31, 1998 shall not be less than 1.0:1.0;

          (d) Maximum Capital Expenditures. Borrower's Capital Expenditures during each of its fiscal quarters ending March 31, 1998 and June 30, 1998 shall not exceed $7,500,000 for each such fiscal quarter; provided, however, that if the full $7,500,000 of Capital Expenditure capacity for the fiscal quarter ending March 31, 1998 is not utilized by such date, then any unused amount may be utilized during the quarter ending June 30, 1998 so long as the aggregate of the Capital Expenditures made during those two fiscal quarters does not exceed $15,000,000; and

          (e) Positive Monthly Consolidated EBITDA. Borrower shall have a Consolidated EBITDA of more than zero dollars for each monthly accounting period in its fiscal year ending December 31, 1998.

          Solely for the purposes of this Section 7.09, and notwithstanding anything in this Agreement to the contrary, in no event shall any Default or Event of Default in respect of any financial covenant for any particular accounting period be deemed to exist at any time prior to the tenth (10th) day after the end of such period. For example, if Borrower's Consolidated EBITDA for its fiscal year ending December 31, 1997 is less than the required minimum amount set forth in Section 7.09(a) above, no Default or Event of Default arising from such violation shall be deemed to exist earlier than January 10, 1998.

          SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Modification shall become effective, from and after the date hereof, upon the satisfaction of each and every one of the following conditions to such effectiveness:

          (A) The Agent shall have received the following documents in form and substance reasonably satisfactory to the Agent (the documents described in items (i) and (ii) below being herein collectively called the "Supplemental Credit Documents"):


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              (i)      This Modification duly completed and executed by
      Borrower, the Agent and the Lenders;

              (ii) The written consent of each of the Guarantors to the execution, delivery and performance of this Modification, which consent shall be evidenced by such Guarantor's executing one or more counterparts of this Modification in the appropriate space indicated below; and

              (iii) A certificate of the Borrower in substantially the form of Attachment 2 attached hereto, duly executed and appropriately completed.

         (B) Borrower shall have paid the Agent the modification and waiver fee required under Section 4 below;

         (C) Each and every representation and warranty of Borrower set forth in Section 5 below shall be true and correct in all material respects as of the date of and after giving effect to this Modification; and

         (D) There shall not exist as of the date of and after giving effect to this Modification any Default or Event of Default under the Credit Agreement as amended by this Modification and the Waiver Letters.

         SECTION 4. MODIFICATION AND WAIVER FEE. In consideration of the modifications and waivers set forth herein, the Borrower shall pay to the Agent (for ratable distribution by the Agent to the Lenders in accordance with their respective Pro Rata Shares as in effect on this date) a modification and waiver fee in the amount of $100,000, which fee shall be non-refundable and deemed fully earned upon the effectiveness of this Modification.


         SECTION 5. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Lenders and the Agent that (a) each of Borrower and the Guarantors has all requisite corporate power and authority to execute and deliver each Supplemental Credit Document to which it is a party and to perform its obligations under such Supplemental Credit Document, and the Supplemental Credit Document to which each such Credit Party is a party have been duly authorized by all requisite corporate action on the part of such Credit Party, have been duly executed and delivered by authorized officers of such Credit


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Party, and constitute valid obligations of such Credit Party, legally binding upon and enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; and (b) after giving effect to this Modification and the Waiver Letters, (i) no Default or Event of Default is existing under the Credit Agreement on and as of the date of this Modification and (ii) the representations and warranties of the Borrower set forth in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date of this Modification as if made on and as of such date (except as to the extent that (x) any of such representations or warranties relates to specific prior date or period or (y) any breach of any of such representations or warranties has been waived in the Waiver Letters or in this Modification).

        SECTION 6. AGENT AND LENDER EXPENSES. Without limiting its obligations under Section 11.03 of the Credit Agreement, the Borrower agrees to pay on demand all of the Agent's and each Lender's reasonable attorneys' fees and expenses (including the allocated cost of in-house counsel) and all other reasonable out-of-pocket costs incurred by each of the Agent and the Lenders in connection with its evaluation, negotiation, documentation or consummation of this Modification and the transactions contemplated hereby.

        SECTION 7.      MISCELLANEOUS.

        (A) Except as herein expressly provided, the Credit Agreement and the Waiver Letters shall remain unchanged and in full force and effect, and each reference to the Credit Agreement in the Credit Agreement and the other Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Modification and the Waiver Letters and as the same may be further amended, supplemented or otherwise modified and in effect from time to time hereafter.

        (B) This Modification may be executed in any number of several counterparts, each of which shall be identical and all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Modification by signing one or more of such counterparts.

        (C) This Modification shall be governed by, and construed in accordance with, the internal laws of the State of Georgia (without giving effect to its conflicts of law rules).

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